                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                   UPS NOTES



Pricing Supplement No. 6                                     Trade Date: 2/12/01
(To Prospectus dated March 22, 2000 and Prospectus           Issue Date: 2/15/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 15, 2001

  CUSIP
    or
Common Code     Principal Amount   Interest Rate    Maturity Date    Price to Public
-----------     ----------------   -------------    -------------    ---------------
 91131UAF1        $1,445,000.00        5.75%           8/15/08            100%

Interest Payment
   Frequency                                                        Dates and terms of redemption
  (begin date)      Survivor's Option     Subject to Redemption    (including the redemption price)
----------------    -----------------     ---------------------    --------------------------------
    8/15/01                Yes                     Yes                   100%       2/15/02
 semi-annually                                                         semi-annually thereafter

                     Discounts and
Proceeds to UPS       Commissions      Reallowance          Dealer        Other Terms
---------------      -------------     -----------      -------------     -----------
 $1,428,093.50        $16,906.50          $1.50         ABN AMRO Inc.
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